Exhibit 99.1

April 24, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

Lotus Pharmaceuticals, Inc. (the “Company”) provided to us a copy of the Company’s response to Item 4.01 of Form 8-K, dated April 24, 2009. We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

By:	/s/ Sherb & Co., Inc. Sherb & Co., Inc.